                                                                   EXHIBIT 10.22

              AMENDED AND RESTATED CSS INTERIM LICENSE AGREEMENT

This AMENDED AND RESTATED CSS INTERIM LICENSE AGREEMENT, including the related CSS PROCEDURAL AND AMENDED AND RESTATED TECHNICAL SPECIFICATIONS, (collectively, this "Agreement"), is made and entered into as of 11/28/99 (the "Effective
      ---------                                                  ---------
Date") by and between: (i) MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD., a Japanese corporation having offices located at 1006 Kadoma, Osaka 571 Japan ("MEI"); and
                                                                     ---
(ii) QUADRANT INTERNATIONAL INC., a Pennsylvania corporation having offices located at Malvern, PA USA ("Licensee"). This Agreement shall be effective as
                             --------
of the Effective Date provided that it is executed by the parties hereto.

                                   RECITALS

A. MEI and Toshiba (as defined below) have developed a Contents Scramble System as defined below) to provide reasonable security to the contents of DVD Discs and thereby provide protection for copyrighted content against unauthorized consumer copying, and have filed patent applications with respect to the Content Scramble System.

B. MEI and Toshiba intend to license the Contents Scramble System to a new independent entity which will administer such system.

C. The independent entity is expected to be established by MEI, Toshiba and others in the DVD industry within several months.

D. During the period from the Effective Date until the establishment and operation of the entity, Toshiba has granted to MEI a license to Toshiba's rights to the Contents Scramble System, and MEI will serve as the licensing agent for the Contents Scramble System to grant licenses to third parties which desire to implement such system in DVD products.

E. This Agreement: (i) is intended to be an interim agreement that is effective until the entity is established and makes available its standard license agreement; and (ii) sets forth the terms and conditions under which MEI will grant Licensee the right to implement the security system on its DVD products.

                                   AGREEMENT

1. DEFINITIONS. In addition to the other capitalized terms used in this Agreement and in addition to the terms defined in the CSS Procedural Specifications (which terms shall have the meanings set forth in the Procedural Specifications), the following terms shall have the following meanings:

1.1  "Absolutely Necessary Claim" shall mean any claim(s) of patent(s) or patent
      --------------------------
     application(s) which are infringed by the manufacture, import, use or sale of CSS Compliant Products because: (i) the CSS Specifications pertaining to CSS are read on by such claim(s); or (ii) products that, solely because of the requirement to implement the CSS Specifications pertaining to CSS, cannot be manufactured, used, distributed, offered to be sold, sold, imported, or otherwise transferred without infringing such claim(s).

1.2  "Associate Licensee" shall mean any third party that enters into an
      ------------------
     agreement, containing substantially the same terms as those set out in Attachment E ("Associate License").

1.3  "Associate Licensee Reseller" shall mean an Associate Licensee entering an
      ---------------------------
     Associate License for the purpose of being authorized to purchase and resell Schedule 1 and Schedule 2 Products, subject to the redistribution requirements of the Associate License.

1.4  "Confidential Information" shall mean Proprietary Information that is
      ------------------------
     either marked "confidential" or "proprietary" when disclosed in written form or indicated as "confidential" or "proprietary" when disclosed orally and confirmed in writing within thirty (30) days after such disclosure.

1.5  "Controlled Company" shall mean (i) any Majority-Owned Affiliate, and (ii)
      ------------------
     any other entity that controls, is controlled by, or is under common control with another entity. For purposes of this Section, "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity with respect to the matters set out in this Agreement, whether through the possession of voting power or by contract encompassing such matters. In determining whether an entity is covered by (ii) above, where a Licensee's control does not extend to directing the commencement or termination of legal actions as described herein, "control" is not deemed to be present.

1.6  "CSS" or "Contents Scramble System" shall mean the Contents Scramble System
      ---      ------------------------
     developed by MEI and Toshiba and designed to provide reasonable protection for the contents of DVD Discs, as more fully described in the CSS Specifications, excluding any unrelated or independent technology incidentally referenced by or used with the CSS Specifications such as MPEG technology and DVD technology.

1.7  "CSS Complaint Products" shall mean DVD Products which are compliant with
      ----------------------
     the CSS Specifications.

1.8  "CSS Licensee" shall mean any third party that enters into an agreement
      ------------
     with MEI where such agreement contains substantially the same terms as those set forth in this Agreement and is valid and in effect. CSS Licensees shall include MEI and Toshiba in each of their respective capacities in manufacturing, using, distributing, offering for sale, selling, importing or otherwise transferring DVD Products.

1.9   "CSS Specifications" shall mean the documentation relating to CSS entitled
       ------------------
      "CSS Specifications" (including the Procedural Specifications and the Technical Specifications) that MEI makes available to Licensee pursuant to the Membership Categories selected by Licensee, as such documentation may be revised from time to time consistent with Sections 4.2 and 10.7 hereof.

1.10  "Disc IP" shall mean any copyright, trade secret, or other intellectual
       -------
      property inherent in the CSS Specifications pertaining to CSS or any patent claim(s) (including but not limited to any Absolutely Necessary Claims or Relatively Necessary Claims) relating to implementation of CSS in any DVD Disc.

1.11  "DVD Products" shall mean the following products if they incorporate any
       ------------
      portion of CSS: DVD Players, DVD-ROM Drives, Descramblers, Authenticators, DVD Decoders (implemented in hardware as DVD Decoder Cards and/or in software as DVD Decoder Software), DVD Disc Formatters, DVD Discs and Integrated Products.

1.12  "Entity" shall mean the organization to administer CSS to be established
       ------
      by MEI, Toshiba, and other DVD industry members.

1.13  "Highly Confidential Information" shall mean Proprietary Information that
       -------------------------------
      is either marked "Highly Confidential Information" when disclosed in written form or indicated as "Highly Confidential Information" when disclosed orally and confirmed in writing within thirty (30) days after such disclosure. Such information shall be limited to information constituting or disclosing: (i) the algorithms used for scrambling, descrambling, authentication and key recovery; (ii) master, disc, title or authentication keys; and (iii) information for testing product compliance with CSS where such information makes use of or reveals information described in (i) or (ii).

1.14  "Integrated Product" shall mean a combination of any one or more of a DVD
       ------------------
      Player, DVD-ROM Drive, Descrambler, Authenticator, or DVD Decoder with any other product, device or component into a single integrated unit that permits, or that is designed for further integration into a product that permits, the transmission of unscrambled content in digital or analog format to any internal or external output or connection, provided that use of the term "Integrated Product" does not affect the obligations or provisions pertaining to any separately defined DVD Product. Integrated Products may include by way of example and not of limitation: (i) integration of DVD-ROM Drives or DVD Decoder Cards with or into computer systems; and (ii) integration of DVD-ROM Drives or DVD Players with or into television receivers and videocassette recorders. The term "Integrated Product" shall include a combination of products linked together through a form of common operation that controls the transfer of CSS Data among the products.

1.15  "Licensed Rights" shall mean all Absolutely Necessary Claims, copyrights,
       ---------------
      trade secret rights, and other proprietary rights in any jurisdiction, and all applications and registrations therefor in and to CSS (including the Proprietary Information), that MEI (during the term of this Agreement) owns or has the right to grant licenses of the scope granted herein without the agreement of, or requirement for payment (or provision of other consideration) to any person or entity.

1.16  "Majority-Owned Affiliate" shall mean any corporation, partnership or
       ------------------------
      other entity that, directly or indirectly, owns, is owned by, or is under common ownership with, Licensee, for so long as such ownership exists. For purposes of the foregoing, "own," "owned" or "ownership" shall mean holding ownership, or the right, to more than fifty percent (50%) of the voting stock or ownership interest entitled to elect a board of directors or a comparable managing authority.

1.17  "Proprietary Information" shall mean any and all information relating to
       -----------------------
      CSS made available to Licensee directly by MEI, by any other CSS Licensee or pursuant to Section 5.3 prior hereto or during the term of this Agreement including, without limitation, CSS Specifications, software, hardware, firmware, documentation, designs, flow charts, technical data, outlines, blueprints, notes, drawings, prototypes, templates, systems, manuals, know-how, processes and methods of operation.

1.18  "Protected" shall mean a configuration in which a data stream or signal is
       ---------
      not output except (i) via encrypted, scrambled, or otherwise secure link or method authorized hereunder either through a device's or component's authorized output or to the next component or device which in turn has an authorized output; or (ii) directly as uncompressed video data to a graphics subsystem via an internal computer path. For purposes of this definition, authorized outputs and methods hereunder are those compliant with requirements contained in Section 6.2 of the CSS Procedural Specifications, including any upgrades or modifications thereto. By way of example and not limitation, the following CSS Compliant Products, if so configured, would be considered to be Protected:

      (a) A DVD Decoder Card incorporating MPEG decoding and any or all of the following outputs:

           (i)    NTSC with appropriate AGC and Colorstripe;

           (ii)   Computer Monitor SVGA (or other computer monitor RGB); or

           (iii) Uncompressed digital video directed via an internal computer path to a computer graphic subsystem for display;

      (b) DVD Decoder Software incorporating MPEG decoding and supporting the output described in subsection (a)(iii);

      (c) A DVD Decoder which implements the interrogation or identification functions referenced in Section 6.2.8.2 of the CSS Procedural Specifications; and

      (d) A DVD Player which meets the requirements of section 6.2.1 of the CSS Procedural Specifications.

1.19  "Relatively Necessary Claim" shall mean, any claim(s) of patent(s) or
       --------------------------
      patent application(s), that: (i) are not Absolutely Necessary Claims; and
      (ii) with respect to which the implementation of all or any portions of the CSS Specifications pertaining to CSS involves a design-around to such patent claim(s) which would have a commercially significant effect on performance, manufacturability or manufacturing cost, although the cost of designing-around itself shall not be taken into account.

1.20  "Reseller" shall mean an entity that purchases Schedule 1 or Schedule 2
       --------
      Products from a CSS Licensee for the purpose of reselling such products without modification and only to another CSS Licensee.

1.21  "Schedule 1 Product" shall mean a CSS Compliant Product licensed hereunder
       ------------------
      which:

      (a)  is not a Schedule 2 or 3 Product, or

      (b)  is

           (i)    an Authenticator, or

           (ii)   a Descrambler, or

           (iii) a CSS Decoder or partial implementation thereof or otherwise is a device which has an output which is not permitted in a
                  Schedule 2 or 3 Product, or

      (c)  is a DVD Disc Formatter.

1.22  "Schedule 2 Product" shall mean a CSS Compliant Product licensed hereunder
       ------------------
      which is not Protected and which outputs descrambled CSS Video Data only in decompressed form.

1.23  "Schedule 3 Product" shall mean (a) a CSS Compliant Product licensed
       ------------------
      hereunder which outputs CSS Data only in a Protected manner or (b) a DVD Disc.

1.24  "Toshiba" shall mean Toshiba Corporation and is a registered trademark
       -------
      thereof.

2.    LICENSES FROM MEI.

2.1  Nonexclusive License.  Subject to the terms and conditions of this
     --------------------
     Agreement, MEI grants Licensee a royalty-free, non-exclusive, nontransferable right, under the Licensed Rights:

     (a) to use and implement CSS to develop, design, manufacture and use CSS Compliant Products that are in the Membership Categories selected by Licensee in Exhibit "A", and to practice any methods necessary for the
                      -------  -
          manufacture or use of such CSS Compliant Products; and

     (b) according to Licensee's membership categories, to purchase, distribute, offer to sell, sell, import and otherwise transfer CSS Compliant Products either made or received pursuant to authority hereunder only as follows:

          (i) Schedule 1 Products only to CSS Licensees or to Associate Licensee Resellers;

          (ii) Schedule 2 Products only to CSS Licensees or to Associate Licensees; or

          (iii)  Schedule 3 Products to any person or entity.

     (c) to provide prototype or sample DVD Products incorporating CSS to prospective customers or retained test companies, in each case solely for evaluation in contemplation of purchase of such products or performance of specified testing of such products, as applicable, provided that Licensee (i) may not provide such customers or test companies with any CSS Confidential or Highly Confidential Information unless such information would be provided to companies subject to MEI's CSS Non-Disclosure Agreement; and (ii) must have a written agreement with each such customer and test company that effectively protects the confidentiality of CSS Confidential and Highly Confidential Information by providing at least equivalent protections as are provided in MEI's CSS Non-Disclosure Agreement (Exhibit F).

     (d) Licensee agrees not distribute, offer to sell, sell, import, or otherwise transfer any DVD Products that it makes or receives except in accordance with Sections 2.1(b) and (c) above.

2.2  Copyright License.  Subject to the terms and conditions of this Agreement,
     -----------------
     including without limitation the confidentiality provisions of Section 5.2, for any copyrightable information included in CSS Specifications, MEI grants Licensee a royalty-free, non-exclusive, nontransferable copyright license to use and reproduce CSS Specifications for internal purposes solely in connection with the implementation of CSS as permitted under
     Section 2.1 hereof.

2.3  Right to Have Made.  Licensee shall have the right under the licenses
     ------------------
     granted herein to have third parties make CSS Compliant Products or subparts thereof for the sole account of Licensee, but only if said CSS Compliant Products or subparts thereof

     (a) are to be sold, used, leased or otherwise disposed of, by Licensee under the trademark, tradename, or other commercial indicia

          (i)    of Licensee or

          (ii) of a person or entity to which Licensee is authorized by this Agreement to sell

                 (1) the CSS Compliant Product that is the subject of the "have made" agreement or

                 (2) an Integrated Product that is a CSS Compliant Product made using such CSS Compliant Product, and

     (b) are made by such third parties using design specifications or manufacturing drawings supplied by Licensee.

     Such third parties shall be required to be either CSS Licensees or subject to an applicable MEI CSS Non-Disclosure Agreement with MEI (Exhibit F) if such manufacture requires disclosure to such third parties of (1) Confidential Information or Highly Confidential Information; or (2) other information or materials from which Confidential Information or Highly Confidential Information could reasonably be derived. Licensee shall remain liable for such third parties' compliance with Sections 2.5, 4.2, 5.3, 5.4, 6.2, and 6.3 under this Agreement and with the Non-Disclosure Agreement, if applicable, where such third parties are not CSS Licensees. Such third parties shall receive no license, sublicense, or implied license.

2.4  Sublicenses to Majority-Owned Affiliates.  Subject to the requirements of
     ----------------------------------------
     the following subsections (a) and (b), Licensee shall have the right to sublicense to any of its Majority-Owned Affiliates, and such sublicensed Majority-Owned Affiliates shall be referred to elsewhere in this Agreement as "Permitted Sublicensees."

     (a) Licensee shall have the right to sublicense to any of its Majority-Owned Affiliates owned directly by Licensee ("Majority-Owned
                                                                 --------------
          Subsidiaries"), at Licensee's sole discretion, any of Licensee's
          ------------
          rights under Sections 2.1, 2.2 and 2.3 provided that: (i) Licensee notifies MEI of the identity of each Majority-Owned Subsidiary receiving a sublicense and the type of Confidential Information or Highly Confidential Information provided to such Majority-Owned Subsidiary; (ii) each such Majority-Owned Subsidiary receiving a sublicense shall abide by the terms of this Agreement with the same rights (without the right to grant any sublicense) and the same obligations as Licensee, including without limitation, the covenant not to sue and patent license offer provisions of
               Section 5.1 hereof; (iii) such sublicense coterminates with this Agreement and/or terminates at any time such Majority-Owned Subsidiary ceases to qualify as a " Majority-Owned Subsidiary"; and (iv) Licensee may sublicense only those rights for the Membership Categories to which Licensee currently belongs.

          (b) Licensee shall further have the right to sublicense to any of its Majority Owned Affiliates (other than Majority-Owned Subsidiaries) any of Licensee's rights under Sections 2.1, 2.2 and 2.3 provided that: (i) each such Majority-Owned Affiliate receiving a sublicense shall execute and deliver to MEI a written acknowledgment and agreement that such Majority-Owned Affiliate has read and agrees to abide by the terms of this Agreement which acknowledgment and agreement shall be in the form attached hereto as Exhibit "B"; and (ii) Licensee may sublicense only those
                  ----------
               rights for the Membership Categories to which Licensee currently belongs.

          (c) Licensee shall be responsible and liable jointly and severally for its Permitted Sublicensees' compliance with the terms and conditions of this Agreement.

     2.5  No Sublicense or Implied Licenses. Except as set forth in Section 2.4,
          ---------------------------------
          Licensee's licenses hereunder include no right to sublicense any rights hereunder. No products or services provided by Licensee give rise to any implied licenses to third parties. Licensee acknowledges and agrees that the licenses granted herein are the only licenses granted to Licensee, and that no other licenses are granted, expressly, by implication or estoppel, now or in the future. All rights not expressly granted to Licensee under this Agreement in and to CSS and the Proprietary Information are reserved and retained by MEI.

3.   MEMBERSHIP CATEGORIES AND ADMINISTRATION FEE.

     3.1  Selection of Membership Categories.  Upon the execution of this
          ----------------------------------
          Agreement, Licensee shall select one or more membership categories set forth in Exhibit "A" (the "Membership Categories"). Licensee may from
                   ----------        ---------------------
          time to time add or delete Membership Categories upon providing MEI prior written notice and payment of the Administration Fee (as defined below) for each additional Membership Category in accordance with
          Section 3.2 hereof.

     3.2  Administration Fee. Concurrent with Licensee's selection of the
          ------------------
          Membership Categories pursuant to Section 3.1, Licensee shall pay MEI a nonrefundable sum of 1,000,000 Japanese Yen for each Membership Category selected by Licensee (the "Administration Fee"), which fee
                                              ------------------
          shall be used to offset the costs associated with MEI's administration of CSS. Licensee shall not be entitled to any refund in connection with any deletion of Membership Categories. As of June 1, 1997, MEI shall have the right to assess from time to time reasonable and nondiscriminatory increases to the Administration Fee as necessary to offset the costs associated with MEI's administration of CSS; provided that such increases shall not in the aggregate in any calendar year exceed three hundred percent of the Administration Fee. Unless Licensee shall have exercised its right to terminate this Agreement pursuant to Section 6.1(d) hereof, Licensee shall pay such assessments.

4.   CSS SPECIFICATIONS.

     4.1  Delivery of CSS Specifications. Upon Licensee's selection of one or
          ------------------------------
          more Membership Categories in accordance with Article 3, payment of appropriate Administration Fee(s) and after the appropriate approval by the Japanese Government, MEI shall distribute to Licensee the portions of Proprietary Information and/or CSS Specifications appropriate to its Membership Category or Categories. In the event Licensee deletes any Membership Categories, Licensee shall within ten
          (10) days thereafter return such portions of Proprietary Information and/or CSS Specifications relevant to such deleted Membership Categories.

     4.2  Compliance with CSS Specifications. Licensee shall comply with the CSS
          ----------------------------------
          Specifications as may be amended by MEI from time to time. Each DVD Product shall comply with the version of the CSS Specifications which is in effect at the time such DVD Product is manufactured. With respect to any changes to the CSS Specifications made after the date on which this Agreement is entered into the following rules shall apply. All changes shall be notified to all CSS Licensees and shall provide Licensee with sufficient information to incorporate the changes in its design and manufacture of CSS Compliant Products. All changes shall be applied on a non-discriminatory basis among all CSS Licensees. MEI may make changes to clarify or amplify elements of the CSS Specifications in order to preserve essential functions of the CSS Specifications ("Emergency Changes"). Licensee shall implement an Emergency Change as soon as reasonably possible, taking into account the danger to Content Providers being addressed by the Emergency Change. It shall be presumed that Licensee shall implement an Emergency Change not later than 60 days from receipt of notice of the Emergency Change if it does not require a material change in product design or manufacturing processes. Licensee shall implement all other changes to the CSS Specifications not later than eighteen (18) months from the date MEI notifies Licensee of a change in the CSS Specifications. MEI may request that the eighteen-month time period be shortened with respect to a specific change in the CSS Specifications, and Licensee agrees not to unreasonably withhold its consent to such request. Licensee may request that such time period be extended with respect to a specific change in the CSS Specifications, and MEI agrees not to unreasonably withhold its consent to such request, provided that any such consent will not be effective without the further consent of all other CSS Licensees where the request is subject to the provisions of Section 10.7. The foregoing time periods for implementation of changes in the CSS Specifications shall not be interpreted or applied so as to alter any time limitations set forth in the CSS Procedural Specifications.

5.   ADDITIONAL LICENSEE OBLIGATIONS.

     5.1  Access to Intellectual Property.
          -------------------------------

          (a)  Absolutely Necessary Claim.  Licensee shall not, and shall cause
               --------------------------
               each of its Controlled Companies not to, assert any Absolutely Necessary Claim(s) allegedly contained in the portions of the CSS Specifications pertaining to CSS, against MEI or any CSS Licensee (including its Permitted Sublicensees) or vendor, distributor, purchaser or other person in the chain of distribution for the manufacture, use, distribution, offer to sell, sale, import, or other transfer of a CSS Compliant Product which was made under license from MEI, provided that this Section 5.1(a) only applies to those aspects of such CSS Compliant Product which are required for compliance with CSS Specifications and which cannot be implemented without infringing (but for this covenant) the Absolutely Necessary Claim(s) and further provided that this Covenant shall not apply with respect to an entity which is asserting an Absolutely Necessary Claim against Licensee.

          (b)  Disc Immunity.  Licensee shall not, and shall cause each of its
               -------------
               Controlled Companies not to, assert any claim(s) based on Disc IP against any CSS Licensee who is a Content Provider, Authoring Studio, or DVD Disc Replicator or vendor, distributor, purchaser or other person in the chain of distribution for the manufacture, use, distribution, offer to sell, sale, import, or other transfer of DVD Disc that: (i) is a CSS Compliant Product; and (ii) was made under license from MEI, provided that (1) this paragraph only applies to those aspects of such DVD Discs which are present for the purpose of complying with the portions of the CSS Specifications pertaining to CSS; and (2) this section shall only apply to DVD Discs themselves, and shall not apply to any apparatus for the manufacture thereof.

          (c)  Termination of Suits.
               --------------------

               (i) If Licensee or any of its Controlled Companies asserts any Absolutely Necessary Claim(s) or Disc IP claim(s) in violation of the above provisions, Licensee shall terminate or cause to be terminated such assertion of claim.

               (ii) In the case of an entity which is not a Controlled Company but in which Licensee or any of its Controlled Companies holds any voting security or any other ownership interest (a "Partially Owned Company"), Licensee shall not knowingly vote, and shall cause each Controlled Company not to vote, any voting security or ownership interest in any such Partially Owned Company in favor of asserting any claim which Licensee would be prohibited from asserting hereunder. Licensee agrees to use reasonable efforts to vote, and use reasonable efforts to cause each Controlled Company to vote, all voting securities and ownership interests in each Partially Owned Company to terminate any such claim(s). The termination of any such claim(s) under Absolutely Necessary Claim(s) or Disc IP claim(s), as the case may be, shall relieve Licensee of all liability for voting in favor of such claim without knowledge that such claim(s) was under any Absolutely Necessary Claim(s) or Disc IP claim(s), as applicable.

          (d)  Patent License Offer.  Licensee shall offer, and shall cause its
               --------------------
               Controlled Companies to offer, a patent license for any of its/their claims for which Relatively Necessary Claim(s) exist, provided that such license may be limited to Relatively Necessary Claim(s) that are within the scope of the other CSS Licensee's license from MEI. Such license shall be made available on reasonable and non-discriminatory terms to any CSS Licensee in good standing and/or its Permitted Sublicensees. To the extent that a Relatively Necessary Claim that would otherwise be governed by this paragraph is subject to the Disc Immunity governed by Section 5.1(b), such Relatively Necessary Claim shall be governed by Section 5.1(b) rather than this paragraph.

          (e)  Applicability.
               -------------

               (1) The provisions of this Section 5.1 related to Absolutely Necessary Claims and Relatively Necessary Claims shall apply with respect to the CSS Specifications in effect on the date on which this Agreement is entered and to any subsequent revision to CSS Specifications where Licensee has specifically agreed in writing to apply Section 5.1 to such revisions.

               (2) Subject to the terms of Section 6.2 hereof, the covenant shall remain in effect for the life of any patent issued throughout the world with a first priority date prior to or during the term of the license granted to Licensee under
                    Article 2.

               (3) Any executed patent license entered into pursuant to Section 5.1(d) shall survive the termination of this Agreement in accordance with its terms.

               (4) Notwithstanding the termination of this Agreement, the obligation to offer a patent license under Section 5.1(d) shall continue after such termination with respect to CSS Compliant Products that were made prior to, or are in production as of, the date of such termination for a license period ending concurrently with the applicable permitted period of distribution set forth in Sections 6.2(a), (b), or (c) as the case may be.

     5.2  Confidentiality.
          ---------------

          (a)  Permitted Use.  Licensee and its Permitted Sublicensees shall use
               -------------
               Proprietary Information, Confidential Information and/or Highly Confidential Information (and tangible embodiments of any of the foregoing) solely for purposes of its own implementation of CSS in accordance with the terms of this Agreement and the CSS Specifications, and shall not use any mentally-retained recollections thereof to circumvent or copy the methods disclosed in Proprietary Information or Confidential Information or to circumvent any obligations under this Agreement.

          (b)  Highly Confidential Information.  Licensee and its Permitted
               -------------------------------
               Sublicensees shall maintain the confidentiality of Highly Confidential Information in the following manner:

               (i) Licensee and its Permitted Sublicensees shall employ procedures for safeguarding Highly Confidential Information at least as rigorous as Licensee and/or its Permitted Sublicensees would employ for its own most highly confidential information, such procedures to include, at a minimum: (1) maintaining on Licensee's and/or Permitted Sublicensees' premises a secure location in which any and all Highly Confidential Information shall be stored; (2) such secure location shall be accessible only by Authorized Employees (as defined below); (3) Authorized Employees shall sign in and out each time such employees visit such secure location; and (4) when Highly Confidential Information is not in use, such information shall be stored in a locked safe at such secure location.

               (ii) Licensee may disseminate Highly Confidential Information only to the strictest minimum possible number of full-time employees of Licensee or its Permitted Sublicensees: (1) who have an absolute need to know such Highly Confidential Information in order to enable Licensee or its Permitted Sublicensees to implement CSS in compliance with the CSS Specifications; (2) who are bound in writing by obligations of confidentiality sufficient to protect the Highly Confidential Information in accordance with the terms of this Agreement; (3) who, prior to the disclosure of such Highly Confidential Information, have: (x) been identified in writing by Licensee to MEI; and (y) read and executed the acknowledgment attached as Exhibit "C" hereto (a copy of
                                               -------  -
                    such executed acknowledgment to be sent
                    to MEI) ("Authorized Employee"). Licensee and its Permitted
                              -------------------
                    Sublicensees shall at all times cause Authorized Employees to strictly abide by their obligations hereunder and shall use the same efforts to enforce the confidentiality obligations of each Authorized Employee after the termination of his/her employment as Licensee uses to enforce with respect to Licensee's own similarly confidential information provided that Licensee shall not use less than reasonable efforts in such enforcement. Licensee and its Permitted Sublicensees shall make all reasonable efforts to assist MEI in relation to any claim, action, suit, proceeding, or litigation with respect to the acts of any of its former employees. Notwithstanding any contrary provision, Licensee shall under no circumstances disseminate any DVD Keys (as defined in the CSS Specifications) to more than three (3) Authorized Employees for each Membership Category to which Licensee is licensed and is entitled to disclosure of DVD Keys from MEI ("Key
                                                                         ---
                    Employees"). Licensee may only substitute a Key Employee in
                    ---------
                    the event of the death, permanent or long-term disability or resignation or termination of an existing Key Employee or reassignment of an existing Key Employee to a substantially different department, section, division or other type of business unit that is not involved in the development, manufacture or sale of CSS Compliant Product. Licensee shall inform MEI in writing prior to the substitution of any Key Employee.

             (iii) Licensee shall not make any copies of any document containing Highly Confidential Information. Licensee may request MEI to provide Licensee with additional copies of such documents. MEI may, in its sole discretion, fulfill any such request, provided that MEI shall not unreasonably refuse to provide requested additional copies.

     (c)     Confidential Information.  Licensee may disclose Confidential
             ------------------------
             Information only to full-time employees of Licensee and/or its Permitted Sublicensees who have a reasonable need-to-know and are bound in writing by obligations of confidentiality sufficient to protect the Confidential Information in accordance with the terms of this Agreement. Licensee and/or its Permitted Sublicensees shall use the same degree of care, but no less than a reasonable degree of care, to avoid unauthorized disclosure or use of Confidential Information as such party employs with respect to its comparably important confidential information. Licensee may discuss or disclose Confidential Information with other CSS Licensees, provided such CSS Licensees are licensed to receive the same type of Confidential Information and are obligated in writing to treat the

               Confidential Information as if received directly from MEI. Furthermore, Licensee may disclose to potential customers or suppliers the fact that Licensee has obtained a license to CSS from MEI, and show a certificate to such effect provided by MEI to Licensee. Upon Licensee's written request to MEI, MEI shall maintain the fact that such Licensee is a CSS Licensee confidential during the period prior to Licensee's public announcement of its DVD Product intentions or its actual marketing of a DVD Product, whichever is earlier. Except as provided in the immediately preceding sentence, MEI shall have the right to disclose to third parties the fact that Licensee has a license to CSS and the membership categories to which such license is applicable.

          (d)  Contact Person and Provision of CSS Information.  Licensee shall
               -----------------------------------------------
               designate a single Authorized Employee who shall receive all Confidential Information and Highly Confidential Information (the "Licensee Contact") disclosed by MEI. The initial Licensee
                ----------------
               Contact shall be the individual designated on Exhibit "C" hereto.
                                                             -------  -
               Prior to the provision of any Highly Confidential Information to the Licensee Contact, such Licensee Contact shall have complied with all of his/her obligations under Section 5.2(b) hereof. Furthermore, prior to providing any Highly Confidential Information to the Licensee Contact, MEI shall provide the Licensee Contact a brief non-confidential description of the generic nature of such Highly Confidential Information. Within five (5) days after such notice, Licensee shall notify MEI in writing whether it desires to receive or decline to receive such Highly Confidential Information, provided that any decision to decline shall have no effect on any of Licensee's obligations under this Agreement and Licensee shall have no right or license whatsoever with respect to the declined portions of the Highly Confidential Information. Notwithstanding the foregoing, Licensee may waive its rights to receive MEI's prior notice of the generic nature of Highly Confidential Information set forth above by notifying MEI of such waiver in writing.

          (e)  No Publication.  Except as otherwise expressly provided in
               --------------
               Sections 2.2 and 5.2, Licensee shall not publish, disseminate or otherwise disclose or make available Proprietary Information received hereunder to any person, firm or corporation without prior written consent of MEI.

          (f)  Notification of Unauthorized Use or Disclosure.  Licensee shall
               ----------------------------------------------
               notify MEI in writing immediately upon discovery of any unauthorized use or disclosure of Proprietary Information, and will cooperate with MEI in every reasonable way to regain possession of Proprietary Information and prevent its further unauthorized use or disclosure.

          (g)  Disclosure Required by Law.  In the event Licensee is required by
               --------------------------
               law, regulation or order of a court or other authority of competent jurisdiction to disclose Confidential Information or Highly Confidential Information,

               Licensee shall notify MEI as promptly as possible, and shall, upon such MEI request, reasonably cooperate in challenging or restricting the scope of such required disclosure.

          (h)  Confidentiality Exceptions.  The confidentiality restrictions
               --------------------------
               contained in Sections 5.2(a), (b) and (c) herein shall not apply to information that Licensee can demonstrate: (i) is either Confidential or Highly Confidential Information which is or becomes generally known to the public through no breach of Licensee's obligations owed to MEI hereunder and which MEI failed to remove from public availability or to enjoin such public disclosure within ninety (90) days after the date such information is or becomes generally known as set forth above; or
               (ii) is or has been developed by Licensee's employees (whether independently or jointly with others) without having access (whether directly or through any intermediaries) to any such Confidential Information or Highly Confidential Information (or any translation, derivation or abstractions of Confidential Information or Highly Confidential Information) and without any breach of Licensee's obligations to MEI, provided that the confidentiality restrictions shall continue to apply to DVD Keys provided to Licensee.

          (i)  Prior Agreements.  The obligations of this Section 5.2 shall
               ----------------
               apply to any and all disclosures of Proprietary Information to Licensee prior to the execution of this Agreement. This Agreement shall supersede any inconsistent provisions contained in any confidentiality agreement relating to CSS between the parties hereto including that certain Confidential Disclosure Agreement dated as of November 25, 1996.

     5.3  Reverse Engineering.  Licensee shall under no circumstances reverse
          -------------------
          engineer, decompile, disassemble or otherwise determine the operation of CSS Specifications, including, without limitation, any encryption/decryption or scrambling/descrambling algorithm or logic of CSS, except that Licensee may, to the minimum extent necessary for the purposes of testing, debugging, integration or tuning of Licensee's own CSS Compliant Product to ensure that it works in its intended operational environment with other CSS Compliant Products (the "Analysis Purpose") conduct performance or electrical analyses with respect to the operation of other CSS Compliant Products that form part of such intended operational environment ("Analysis"), subject to the following conditions:

          (a) Licensee shall not perform any Analysis, in whole or in part, for the purpose of deriving or discovering CSS Specifications that have not been made available and licensed by MEI to Licensee hereunder (the "Derived Information").
                               -------------------

          (b) To the extent Licensee obtains Derived Information, inadvertently or otherwise, Licensee shall immediately notify MEI, and upon the instruction of MEI, Licensee shall within ten (10) days thereafter return or destroy any portion of Derived Information that is not solely necessary for the Analysis Purpose and cease any use of the same for any purpose.

          (c) Subject to Section 5.3(b) above, the Derived Information: (i) shall only be used for the Analysis Purpose and for no other purposes; and (ii) shall be treated as confidential in the manner corresponding to the same type of information as specified in
               Section 5.2.

          (d) Nothing herein shall be construed as an inducement for Licensee to reverse engineer any products of any CSS Licensee or third party.

          (e) For purposes of this Section 5.3: (i) "testing" shall mean a process of evaluating Licensee's CSS Compliant Product to ensure proper operation; (ii) "debugging" shall mean a process of finding the cause of an error in a Licensee's or other's CSS Compliant Product, but not analysis for the purpose of exposing possible design features; (iii) "integration" shall mean a process of evaluating the performance of Licensee's CSS Compliant Product in combination with other CSS Compliant Products to ensure that they properly operate together; and (iv) "tuning" shall mean a process of evaluating and improving Licensee's CSS Compliant Products to work more efficiently with other CSS Compliant Products.

     5.4  Export. Licensee will comply with all applicable rules and regulations
          ------
          of the United States, Japan and other countries and jurisdictions relating to the export or re-export of commodities, software and technical data insofar as they relate to the activities under this Agreement, and shall obtain an approval required under such rules and regulations whenever it is necessary for such export or re-export. Licensee agrees that commodities, software and technical data provided under this Agreement are subject to restrictions under the export control laws and regulations of the United States, Japan and other countries and jurisdictions, as applicable, including but not limited to the U.S. Export Administration Act and the U.S. Export Administration Regulations and the Japanese Foreign Exchange and Foreign Trade Control Law, and shall obtain any approval required under such laws and regulations whenever it is necessary for such export or re-export.

6.   TERM/TERMINATION.

     6.1  Termination. This Agreement shall be effective upon the Effective Date
          -----------
          and shall continue until earlier terminated in accordance with any of the following events:

          (a)  Breach.  If a party hereto defaults on any of its obligations
               ------
               under this Agreement (the "Defaulting Party"), the other party
                                          ----------------
               hereto (the "Non-Defaulting Party") shall have the right to
                            --------------------
               terminate this Agreement by written notice describing the nature of the default, wherein such notice shall automatically result in termination unless within thirty (30) calendar days of receiving such written notice of such default, the Defaulting Party
               Cure Period is not intended to imply that an acceptable remedy of remedies the default (the "Cure Period"). The provision of a
                                          -----------
               Cure Period
               is not intended to imply that an acceptable remedy of a default is limited in any particular case to prospective activities. Notwithstanding the foregoing, the Non-defaulting Party shall have the right to immediately terminate the Defaulting Party upon notice without any Cure Period in the event of the Defaulting Party's material breach of Section 5.2 hereof. Notwithstanding the foregoing, (i) Eligible Licensees shall be entitled to equitable remedies as provided in Sections 9.2 and 9.4 without regard to the foregoing Cure Period; and (ii) the foregoing Cure Period shall not be interpreted or applied so as to extend any time limitations set forth in the CSS Procedural Specifications.

          (b)  Failure to Manufacture and Distribute CSS Compliant.  If Licensee
               ---------------------------------------------------
               has failed to exercise the rights granted under Article 2 to manufacture and commercially distribute CSS Compliant Products:
               (i) within the first twelve (12) month period commencing upon the execution of this Agreement, provided that such period shall be eighteen (18) months if Licensee is a DVD Disc Formatter, or (ii) during any consecutive twelve (12) month period thereafter during the term of this Agreement, then MEI may terminate this Agreement upon thirty (30) days prior written notice to Licensee if Licensee continues to manufacture and commercially distribute CSS Compliant Products during such thirty (30) day period. For these purposes, Licensee shall be deemed to have failed to exercise the rights granted under Article 2 to manufacture and commercially distribute CSS Compliant Products only if neither Licensee, nor any other CSS Licensee for which Licensee has designed or manufactured to CSS Compliant Product, shall have manufactured and commercially distributed a CSS Compliant Product.

          (c)  Upon Establishment of the Entity. In the event the Entity is
               --------------------------------
               formed, MEI's interests in this Agreement shall be automatically assigned to the Entity effective ten (10) days after the Entity first commences operations, and this Agreement shall thereafter continue in full force and effect (subject to Sections 6.1(a) and (b)) until the earlier of: (i) the effective date of a new agreement between Licensee and the Entity; (ii) the effective date of the termination of this Agreement pursuant to written notice provided by Licensee; or (iii) ninety (90) days after the effective date of MEI's assignment of this Agreement to the Entity, unless this time period has been extended by the Entity, in which case this clause (iii) shall be deemed to be automatically and without any further action by any party be amended to the date established in the extension; and/or

          (d)  Failure to Establish the Entity.  In the event the Entity is not
               -------------------------------
               formed and operating as of October 1, 1997 ("Preliminary Target Date") or an applicable Extended Date as set forth below, MEI or Licensee may thereafter terminate this Agreement by sending the other party ninety (90) days prior written notice, in which case the provisions of Section 6.2(c) shall apply. Prior to the Preliminary Target Date, if reasonable terms to establish the Entity as soon as possible are being negotiated in good faith, then the date in this provision shall automatically be extended for a period of two months ("Extended Date") so that the right to terminate for failure to establish the Entity does not come into being. Prior to the Extended Date, if the Entity is not yet formed and operating but if reasonable terms to establish the Entity as soon as possible are being negotiated in good faith, said Extended Date shall be automatically extended for a further period of two months so that the right to terminate for failure to establish the Entity will not come into being. Such extensions will continue to be made in the same manner until the Entity is formed, provided that reasonable terms to establish the Entity as soon as possible are being negotiated in good faith. For purposes of the foregoing, automatic extension as aforesaid shall be deemed to occur, unless MEI gives written notice to the contrary not later that two (2) weeks prior to the Preliminary Target Date or Extended Date (as applicable). For purposes of the foregoing, the fact that any party to the negotiations takes a position with respect to one or more issues during the course of the negotiations or fails to reach an agreement with respect to one or more issues during the course of negotiations shall not constitute failure to negotiate in good faith on reasonable terms. If MEI gives Licensee notice that it is terminating this Agreement, MEI agrees that a similar notice will be provided to all CSS Licensees within a reasonable period of time before or after MEI provides such notice to Licensee.

     6.2  Effect of Termination.
          ---------------------

          (a)  Material Breach or Failure to Manufacture or Distribute CSS
               -----------------------------------------------------------
               Compliant Products.  If MEI terminates this Agreement pursuant to
               ------------------
               Section 6.1(a) or 6.1(b), all licenses granted by MEI to Licensee shall terminate. If Licensee terminates this Agreement pursuant to Section 6.1(a), the covenant not to sue granted by Licensee under Section 5.1(a) shall terminate, provided, however, Licensee agrees that MEI and the CSS Licensees, and their Permitted Sublicensees, for a period of ninety (90) days after termination, shall have the right, subject to the conditions of Section 2.1(d), to distribute all CSS Compliant Products that have been produced or are in production as of the date of Licensee's termination notice. If MEI terminates this Agreement pursuant to
               Section 6.1 (a) or 6.1(b), the covenant not to sue granted by Licensee under Section 5.1 shall terminate, provided, however, that MEI and the CSS Licensees, and their Permitted Sublicensees, for a period of one (1) year after termination, shall have the right subject to the conditions of Section 2.1(d), to distribute all CSS Compliant Products that have been produced or are in production as of the date of MEI's termination notice. Notwithstanding any of the foregoing, the covenant not to sue granted in Sections 5.1(b) and Section 5.1(c) with respect to Disc IP shall not terminate in any event.

          (b)  Upon Establishment of Entity.  If this Agreement is terminated
               ----------------------------
               pursuant to Section 6.1(c): (i) all licenses granted by MEI to Licensee shall terminate, provided, however, that Licensee, for a period of ninety (90) days after termination, shall have the right, subject to the conditions contained in Section 2.1(d), to distribute all CSS Compliant Products that have been produced or are in production as of the date of MEI's termination notice; and
               (ii) the covenant not to sue granted by Licensee under Section
               5.1 (a) shall terminate, provided, however, that MEI and the CSS Licensees, and their Permitted Sublicensees, for a period of ninety (90) days after termination, shall have the right, subject to the conditions of Section 2.1(d), to distribute all CSS Compliant Products that have been produced or are in production as of the effective date of termination. Notwithstanding any of the foregoing, the covenant not to sue granted in Sections 5.1(b) and Section 5.1(c) with respect to Disc IP shall not terminate in any event.

          (c)  Upon Failure to Establish the Entity.  If this Agreement is
               ------------------------------------
               terminated pursuant to Section 6.1(d): (i) all licenses granted by MEI to Licensee shall terminate, provided, however, that Licensee, for a period of eighteen (18) months after termination, shall have the right, subject to the conditions of Section 2.1(d), to distribute all CSS Compliant Products that have been produced or are in production as of the date of MEI's termination notice; and (ii) the covenant not to sue granted by Licensee under Section 5.1(a) shall terminate, provided, however, that MEI and the CSS Licensees, and their Permitted Sublicensees, for a period of eighteen (18) months after termination, shall have the right, subject to the conditions of Section 2.1(d), to distribute all CSS Compliant Products that have been produced or are in production as of the date of termination. MEI agrees that, after such notices have been provided to CSS Licensees, it will not itself engage in any act that would have been permitted pursuant to this Agreement but would be prohibited to a Licensee whose license has been terminated pursuant to Section 6.1(d). Notwithstanding any of the foregoing, the covenant not to sue granted in Sections 5.1(b) and Section 5.1(c) with respect to Disc IP shall not terminate in any event.

     6.3  Return of Materials. Within thirty (30) days after termination of this
          -------------------
          Agreement, Licensee shall either: (i) return all Proprietary Information to MEI; or (ii) destroy all Proprietary Information in its possession and certify such destruction in writing to MEI, unless: (a) Licensee has then executed a license agreement for CSS with the Entity; and (b) Licensee sends written notice to MEI certifying that Licensee has entered into such agreement.

     6.4  Survival. The terms of Sections 1, 5.1 (subject to Sections 6.2(a)-
          --------
          (c)), 5.2, 5.3, 5.4, 6.2 and 6.3 and Articles 7, 8, 9 and 10 shall survive the termination of this Agreement.

7. OWNERSHIP. All Proprietary Information and media containing Proprietary Information as provided by MEI to Licensee shall remain the property of MEI or its licensors. Except as provided in Article 2, this Agreement does not give Licensee any license or other right to the Proprietary Information.

8.   DISCLAIMER AND LIMITATION OF LIABILITY.

     8.1  Disclaimer. ALL PROPRIETARY INFORMATION IS PROVIDED "AS IS." MEI MAKES
          ----------
          NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EXPRESSLY DISCLAIMS IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION THAT MIGHT ARISE FROM THE PROPRIETARY INFORMATION OR LICENSEE'S IMPLEMENTATION OR ATTEMPTED IMPLEMENTATION OF SUCH INFORMATION OR CSS. MEI FURTHER DISCLAIMS ANY WARRANTY THAT CSS AND/OR THE CONTENTS OF THE PROPRIETARY INFORMATION, OR ANY PRODUCT IMPLEMENTING CSS OR SUCH PROPRIETARY INFORMATION, IN WHOLE OR IN PART, WILL BE FREE FROM INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS.

     8.2  Limitation of Liability. SUBJECT TO SECTION 10.8, MEI OR TOSHIBA, OR
          -----------------------
          THEIR RESPECTIVE DIRECTORS, OFFICERS, OR EMPLOYEES (COLLECTIVELY, THE "AFFECTED PARTIES") SHALL NOT BE LIABLE TO LICENSEE FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF ANY CAUSE OF ACTION RELATING TO THIS AGREEMENT, OR BASED ON MAKING, USING, SELLING OR IMPORTING ANY PRODUCTS OF LICENSEE THAT IMPLEMENT PROPRIETARY INFORMATION OR CSS, WHETHER UNDER THEORY OF CONTRACT, TORT, INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. TO THE EXTENT THAT ANY COURT OF COMPETENT JURISDICTION RENDERS JUDGMENT AGAINST MEI NOTWITHSTANDING THE ABOVE LIMITATION, MEI'S TOTAL LIABILITY TO LICENSEE IN CONNECTION WITH THIS AGREEMENT OR CSS SHALL IN NO EVENT EXCEED THE AMOUNTS OF MONEY RECEIVED BY MEI FROM LICENSEE UNDER THIS AGREEMENT. THIS LIMITATION OF LIABILITY SHALL NOT BE CONSTRUED TO LIMIT OR RELIEVE MEI OR TOSHIBA, RESPECTIVELY, FOR ANY BREACH OF ITS OBLIGATIONS IN ITS CAPACITY AS A CSS LICENSEE.

9.   REMEDIES.

     9.1  Indemnification.  Licensee shall indemnify and hold, in their roles as
          ---------------
          developers and licensors of CSS, MEI, Toshiba and their respective Controlled Companies, each of their respective officers, directors and employees, harmless from and against any and all any claims, actions, suits, proceedings or litigation and any losses, deficiencies, damages, liabilities, costs and expenses including without limitation, reasonable attorneys' fees and all related costs and expenses, to be paid or otherwise incurred in connection with the defense of any claim, action, suit, proceeding or litigation ("Claims") which result from: (i) any breach of any
                       ------
          covenant, agreement, representation and warranties herein by Licensee, its employees, former employees who had access to Confidential Information or Highly Confidential Information pursuant to this Agreement, provided that Licensee's indemnity with respect to acts of former employees shall be limited to circumstances in which Licensee has failed to comply with its obligations as to former employees pursuant to Section 5.2(b)(ii) hereof, (ii) Licensee's manufacture, sale or use of any DVD Products, provided, that such indemnity shall not extend to: (a) any Claim that the CSS Specifications infringe the intellectual property rights of any third parties, or (b) any Claim or any portions thereof that is independently attributable to the terms of the CSS Specifications themselves; and/or (iii) Licensee's activities under Section 5.3.

     9.2  Equitable Relief. Licensee and MEI recognize and agree that due to the
          ----------------
          unique nature of certain provisions hereof and the lasting effect of and harm from a breach of such provisions, including making available the means for widespread unauthorized copying of copyrighted content intended to be protected using CSS, in the event that Licensee breaches its obligations under Section 2.1, 2.3, 2.5, 4.2, 5, or 10 hereof, money damages alone will not adequately compensate an injured party, including an injured Eligible Licensee pursuant to Section 9.4, and that injury to such party will be irreparable. Licensee and MEI therefore agree that, in addition to all other remedies available to the injured party at law, in equity, by agreement or otherwise, the injured party, including an Eligible Licensee pursuant to Section 9.4, upon showing to the relevant court's satisfaction that applicable factors other than the fact that harm will be irreparable and that monetary damages are not sufficient to remedy the injury have been fulfilled, shall be entitled to specific performance or other temporary, preliminary, or permanent injunctive or equitable relief including corrective actions appropriate to the circumstances for the enforcement of any such obligation (whether or not there have been commercial sales of products subject to the requested relief).

     9.3  Specific Remedies.  Licensee acknowledges that due to the critical
          -----------------
          importance of maintaining the integrity of CSS and the inability to calculate the damage to CSS users in the event of any material breach of Section 5.2, MEI, in addition to any other remedies in equity, but in lieu of any and all other claims for monetary damages, may recover liquidated damages for each material breach from Licensee in the amount of one million U.S. dollars ($1,000,000), provided that the parties agree that Licensee may request and the court may grant such request that this amount be reduced to take account of the fact that Licensee brought the breach to MEI's attention in a timely and reasonable manner. For purposes of this Section 9.3, a series of substantially related events shall constitute a single material breach. For purposes of this Section 9.3, the following is a non-exclusive list of circumstances in which there is no material breach of Section 5.2: (1) if no Confidential Information or Highly Confidential Information was released to a third party not permitted hereunder to have such information or could reasonably have been expected to have been released to such third party as a result of the breach; (2) if Licensee maintains an internal program to assure compliance with Section 5.2 (including a program to assure maintenance of confidentiality of information for purposes in addition to compliance with this Agreement), the breach was inadvertent or otherwise unintentional, and the breach did not have a material adverse effect on the integrity or security of CSS; or (3) if Licensee brought the breach to MEI's attention in a timely manner as required by this Agreement and such breach did not have a material adverse effect on the integrity or security of CSS.

     9.4  Third Party Beneficiary Rights.  The parties hereto acknowledge and
          ------------------------------
          agree that the compliance of Licensee, other CSS Licensees, and Associate Licensees with the terms of the licenses granted by this Agreement or the Associate License, as applicable, is essential to maintain the integrity and security of the Contents Scramble System in order to protect prerecorded motion pictures contained on DVD Discs. As part of the consideration of the licenses granted herein, Licensee, for itself and its Permitted Sublicensees, hereby confers a third-party beneficiary right upon certain CSS Licensees ("Eligible
                                                               --------
          Licensees") that fall into one of two classes: (i) Content Providers
          ---------
          ("Eligible Content Providers") or (ii) manufacturers of CSS Compliant
            --------------------------
          Products other than DVD Discs ("Eligible Implementers"), in order to
                                          ---------------------
          enforce certain of Licensee's obligations, subject to the following conditions:

          (a) Either an Eligible Content Provider who has commercially released one or more prerecorded motion pictures on DVD Disc or an Eligible Implementer who has commercially released one or more CSS Compliant Products other than DVD Discs shall be entitled to initiate or institute a claim or action ("Beneficiary Claim") to
                                                         -----------------
               enforce only those obligations of Licensee specified as follows (collectively, the "Eligible Obligations"): (i) for any
                                   --------------------
               Beneficiary Claim initiated by Eligible Content Providers, Licensee's obligations under Section 2.1 [Nonexclusive License],
               2.3 [Right to Have Made], 2.4 [Sublicenses], 2.5 [No Sublicense or Implied Licenses], 4.2 [Compliance with Specifications], 5.1 [Access to Intellectual Property], 5.2 [Confidentiality], 5.3 [Reverse Engineering], 9.2 [Equitable Relief], 9.4(d) [Settlement Restrictions] and Section 10 [Miscellaneous] and including any equivalent provisions contained in any Associate License (Exhibit
               E) and (ii) for any Beneficiary Claim initiated by Eligible Implementers, Licensee's obligations under Section 4.2 [Compliance with Specifications] solely as such obligations pertain to Section 5.4 [Non-alteration of the Secured Disc Key Set] and Section 6.3 [Motion Picture Scrambling] of the CSS Procedural Specifications, Section 5.1 [Access to Intellectual Property] and Section 9.4(d) [Settlement Restrictions]. Each Eligible Licensee who has not initiated the Beneficiary Claim but falls into the same class of Eligible Licensee as the initiating Eligible Licensee pursuant to this Section 9.4, shall be eligible to join such Beneficiary Claim. The remedies for any Beneficiary

               Claim shall be limited to equitable relief provided under Section 9.2, subject to Section 9.5.

          (b) Prior to initiating or instituting any Beneficiary Claim against Licensee ("Defendant Licensee"), an Eligible Licensee ("Plaintiff
                          ------------------                           ---------
               Licensee") shall provide MEI notice and consultation reasonable
               --------
               under the circumstances regarding a proposed Beneficiary Claim; provided that such consultation with MEI shall not affect an Eligible Licensee's complete discretion in initiating such a Beneficiary Claim. Such Eligible Licensee shall further provide MEI with notice of actual filing of a Beneficiary Claim and upon MEI's request, any copies of material documents to be filed in Plaintiff Licensee's initiation or pursuit of such Beneficiary Claim. MEI shall cooperate reasonably with such Eligible Licensee in providing appropriate and necessary information in connection with the Beneficiary Claim to the extent that such cooperation is consistent with the preservation of the integrity and security of CSS. Documents provided to MEI under this
               Section 9.4(b) shall not include any documents filed or to be filed under seal in connection with such Beneficiary Claim.

          (c) MEI shall provide all Eligible Content Providers or Eligible Implementers, as the case may be, with prompt notice of Plaintiff Licensee's Beneficiary Claim against Defendant Licensee (a "Claim
                                                                           -----
               Notice") in accordance with Section 10.6. Within sixty (60) days
               ------
               of the date of mailing of a Claim Notice, all such Eligible Licensees shall elect whether to join in such Beneficiary Claim, and the failure of any such Eligible Licensee to provide written notice to MEI of such election and to join in such Beneficiary Claim within such sixty (60) day period shall be deemed a waiver of such Eligible Licensee's third party beneficiary right under this Section 9.4 with respect to all Beneficiary Claims against such Defendant Licensee arising out of the alleged breach by such Defendant Licensee raised in such Beneficiary Claims. Plaintiff Licensee shall support, and Defendant Licensee shall not oppose, any motion to intervene by such Eligible Licensees or MEI electing to join such Beneficiary Claim within such sixty (60) day period. Neither an Eligible Licensee's failure to notify or consult with MEI or provide copies of documents to MEI as required by Section 9.4(b), nor MEI's failure to give notice under this Section 9.4(c) shall be a defense against any Beneficiary Claim or grounds for a request to delay the granting of any preliminary relief requested.

          (d) Eligible Licensees shall have no right to, and Licensee agrees that it will not, enter into any settlement that: (i) amends any material term of this Agreement or of the Associate License (Exhibit E), (ii) has a material adverse effect on the integrity and/or security of CSS; or (iii) impacts any of MEI's rights in and to CSS or any intellectual property right embodied therein unless MEI shall have provided prior written consent thereto.

          (e) NOTWITHSTANDING SECTION 10.4(b), LICENSEE AGREES THAT ALL BENEFICIARY CLAIMS INSTITUTED UNDER THIS SECTION 9.4 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING THAT BODY OF LAW RELATING TO CONFLICTS OF LAW PRINCIPLES, AND SHALL BE CONDUCTED IN FEDERAL AND STATE COURTS LOCATED IN ANY COUNTY IN THE STATE OF CALIFORNIA AND HEREBY IRREVOCABLY CONSENTS TO (i) THE EXCLUSIVE JURISDICTION AND VENUE IN THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF CALIFORNIA; AND (ii) THE SERVICE OF PROCESS OF SAID COURTS IN ANY MATTER ARISING OUT OF THIS SECTION 9.4 BY PERSONAL DELIVERY OR BY MAILING OF PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESSES AS SPECIFIED IN THIS AGREEMENT OR TO THE AGENT REQUIRED BY SECTION 10.4(c). LICENSEE WAIVES ANY OBJECTION TO THE JURISDICTION, PROCESS, AND VENUE OF ANY SUCH COURT, AND TO THE EFFECTIVENESS, EXECUTION, AND ENFORCEMENT OF ANY ORDER OR JUDGMENT (INCLUDING, BUT NOT LIMITED TO, A DEFAULT JUDGMENT) OF SUCH COURT PERTAINING TO THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW OF THE PLACE WHERE ENFORCEMENT OR EXECUTION OF ANY SUCH ORDER OR JUDGMENT MAY BE SOUGHT AND BY THE LAW OF ANY PLACE WHOSE LAW MIGHT BE CLAIMED TO BE APPLICABLE REGARDING THE EFFECTIVENESS, ENFORCEMENT, OR EXECUTION OF SUCH ORDER OR JUDGMENT, INCLUDING PLACES OUTSIDE OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES.

     9.5 Nothing contained in Section 9.2 or Section 9.4 is intended to limit remedies or relief available pursuant to statutory or other claims that a CSS Licensee may have under separate legal authority.

10.  MISCELLANEOUS.

     10.1 Entire Agreement.  This Agreement, the exhibits hereto and the CSS
          ----------------
          Specifications constitute the entire Agreement between the parties hereto and supersede all oral or written agreements, either entered prior to or contemporaneously with this Agreement. Subject to Section 10.7, this Agreement may not be modified except by written agreement dated subsequent to the date of this Agreement and signed by both parties.

     10.2 Assignment.  The licenses granted hereunder are personal to Licensee,
          ----------
          and Licensee's rights under this Agreement shall not be assigned or otherwise transferred without the written approval of MEI, which shall not be unreasonably withheld, except where such assignment is to a corporation controlling, controlled by or under common control with Licensee or to the purchaser of all or substantially all of the outstanding capital stock or assets of Licensee or to the surviving entity in a merger, reorganization, or other business combination and where notice of such assignment has been provided in advance to MEI. Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties, their successors and permitted assigns. MEI may assign or transfer this Agreement to another party that agrees to assume MEI's obligations hereunder, and will provide Licensee with written notice thereof. Either party may assign or transfer any of its Disc IP, Absolutely Necessary Claims, or Relatively Necessary Claims provided that the successor-in-interest agrees to be bound by such party's obligations with respect to the Disc IP, Absolutely Necessary Claims, and Relatively Necessary Claims under the terms of this Agreement.

     10.3 Presumptions.  In construing the terms of this Agreement, no
          ------------
          presumption shall operate in either party's favor as a result of its counsel's role in drafting the terms or provisions hereof.

     10.4 Governing Law; Jurisdiction.  (a) THIS AGREEMENT SHALL BE GOVERNED BY
          ---------------------------
          AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING THAT BODY OF LAW RELATING TO CONFLICTS OF LAW PRINCIPLES.
          (b) IN CONNECTION WITH ANY LITIGATION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY CONSENTS TO: (i) THE EXCLUSIVE JURISDICTION AND VENUE IN THE FEDERAL AND STATE COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA; AND (ii) THE SERVICE OF PROCESS OF SAID COURTS IN ANY MATTER RELATING TO THIS AGREEMENT BY PERSONAL DELIVERY OR BY MAILING OF PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESSES SPECIFIED IN THIS AGREEMENT. OR TO THE AGENT TO BE APPOINTED PURSUANT TO (c), BELOW. (c) LICENSEE SHALL APPOINT AN AGENT IN THE STATE OF CALIFORNIA FOR ACCEPTANCE OF SERVICE OF PROCESS PROVIDED FOR UNDER THIS AGREEMENT AND SHALL NOTIFY MEI OF THE IDENTITY AND ADDRESS OF SUCH AGENT WITHIN THIRTY (30) DAYS AFTER THE EFFECTIVE DATE; (d) LICENSEE WAIVES ANY OBJECTION TO THE JURISDICTION, PROCESS, AND VENUE OF ANY SUCH COURT, AND TO THE EFFECTIVENESS, EXECUTION, AND ENFORCEMENT OF ANY ORDER OR JUDGMENT (INCLUDING, BUT NOT LIMITED TO, A DEFAULT JUDGMENT) OF SUCH COURT PERTAINING TO THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW OF THE PLACE WHERE ENFORCEMENT OR EXECUTION OF ANY SUCH ORDER OR JUDGMENT MAY BE SOUGHT AND BY THE LAW OF ANY PLACE WHOSE LAW MIGHT BE CLAIMED TO BE APPLICABLE REGARDING THE EFFECTIVENESS, ENFORCEMENT, OR EXECUTION

          OF SUCH ORDER OR JUDGMENT, INCLUDING PLACES OUTSIDE OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES.

     10.5 Severability; Waiver.  Subject to Section 10.7, should any clause,
          --------------------
          sentence, or paragraph of this Agreement judicially be declared to be invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement.
          The parties agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void shall be reformed without further action by the parties hereto and only to the extent necessary to make such part or parts valid and enforceable. Subject to Section 10.7, a waiver by either of the parties hereto of any of the covenants to be performed by the other party or any breach thereof shall not be effective unless made in writing and signed by the waiving party and shall not be construed to be a waiver of any succeeding breach thereof or of any covenant herein contained.

     10.6 Notice.  All notices to be provided pursuant to this Agreement shall
          ------
          be given in writing and shall be effective when either served by personal delivery or upon receipt via certified mail, return receipt requested, postage prepaid, overnight courier service or sent by facsimile transmission with hard copy confirmation sent by certified mail, in each case to the party at the addresses listed below:

               If to MEI:

                    Matsushita Electric Industrial Co., Ltd.
                    1006 Kadoma
                    Osaka 571, Japan
                    Attn:  General Manager, International Contracts Department
                    Fax:  011-81-6-906-3760

               If to Licensee:

                    Quadrant International
                    269 Great Valley Parkway
                    Malvern, PA  19355
                    Attn:  Jason Liu
                    Fax:  (610) 722-9747

     10.7 Amendment.  No agreement pertaining to CSS similar to this Agreement
          ---------
          or to the Associate License that is Exhibit E hereto between MEI and any CSS Licensee or Associate Licensee may be entered into on terms other than those contained in this Agreement or the Associate License, as applicable, to the extent that any modified terms would have a material adverse effect on the integrity or security of CSS or the protections provided to Eligible Licensees pursuant to Section 9.4 hereof (including any of the Sections referenced therein) or in the Associate License, and no agreement between MEI and any CSS Licensee or Associate Licensee having terms contained herein or the Associate License, as applicable may be modified or its terms waived if such modification or waiver would have a material adverse effect on the integrity or security of CSS or the protections provided to Eligible Licensees pursuant to
          Section 9.4 hereof (including any of the Sections referenced therein) or in the Associate License.

     10.8 MEI Obligations.  MEI agrees that as the interim licensor, it shall
          ---------------
          have the following affirmative obligations, breach of which shall be subject to the remedies provided below.

          (a) Prior to the transfer of this Agreement to the Entity, and consistent with its roles as developer of CSS, interim licensor of CSS, and promoter of adoption of CSS, MEI agrees that it will make good faith efforts to maintain the confidentiality of CSS Confidential Information and Highly Confidential Information.
               MEI shall not be liable for breaches of this Section that are not material. As non-exclusive examples of situations in which a breach is not material under this section, the situations described in Section 9.3 (1), (2), and (3) shall be applicable to MEI in any determination of whether a breach is material. In the event that MEI materially breaches its confidentiality obligation set forth in this Section, MEI's total liability to all CSS Licensees for such breach shall be limited to one million dollars ($1,000,000) for each such material breach. For purposes of this Section, a series of related events shall constitute a single material breach.

          (b) MEI and Licensee acknowledge that MEI's affirmative obligations under this Agreement (other than as provided in subsection (a) above), consist of the following:

               (i)    having filed patent applications as stated in Recital A;

               (ii)   delivery of the CSS Specifications pursuant to Section
                      4.1;

               (iii) providing written notice and extending the date of the Entity's formation pursuant to Section 6.1(d);

               (iv) cooperating reasonably in providing appropriate and necessary information in connection with a Beneficiary Claim filed by Eligible Licensees pursuant to Section 9.4;

               (v) providing prompt notice to all Eligible Licensees of a Beneficiary Claim pursuant to Section 9.4(c);

               (vi) providing written notice to Licensee in the event MEI assigns this Agreement pursuant to Section 10.2;

               (vii) amending, as soon as reasonably possible following the finalization of this Agreement, the specifications applicable to licensees of CSS that entered licenses prior to the use of this Agreement, so that (1) such specifications contain these Procedural Specifications and related Technical Specifications, and (2) each such licensee of CSS is required to comply with such amended specifications no later than 30 days following receipt of MEI's notice containing the amended specifications;

               (viii) making all reasonable efforts, as soon as possible, to obtain all required consents, from all licensees of CSS that entered licenses prior to the use of this Agreement, to an amended and restated license conforming to this Agreement;

               (ix) not amending or waiving provisions of this Agreement or of the Associate License pursuant to the conditions set forth in Section 10.7;

               (x) not unreasonably withholding its consent where such consent is called for under this Agreement;

               (xi) notifying and applying to Licensee modifications to the Specifications in accordance with Section 4.2;

               (xii) not unreasonably withholding agreement for Licensee to receive additional copies of documents containing Highly Confidential Information pursuant to Section 5.2(b)(iii); and

               (xiii) maintaining confidentiality regarding Licensee in
                      accordance with Section 5.2(c).

               In the event that MEI fails to perform any of the affirmative obligations set forth in this Section 10.8(b) above, Licensee's sole and exclusive remedy against MEI shall be to have MEI specifically perform such obligations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MATSUSHITA ELECTRIC INDUSTRIAL            QUADRANT INTERNATIONAL INC.
CO., LTD.

/s/ Jiro Kajino                           /s/ Jason Liu
-----------------------------------       --------------------------------------
Signature                                 Signature


JIRO KAJINO                               Jason Liu
-----------------------------------       --------------------------------------
Printed Name                              Printed Name

Director, CSS Interim License
Organization                              Chief Financial Officer
-----------------------------------       --------------------------------------
Title                                     Title


November 20, 1997                         November 28, 1997
-----------------------------------       --------------------------------------
Date                                      Date


    [Signature Page to Amended and Restated CSS Interim License Agreement]